UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-56425	85-2041913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

C290, DoBe E-Manor,

Dongning Road No. 553,

Jianggan District, Hangzhou City

Zhejiang Province, Peoples Republic of China

(Address of Principal Executive Offices) (NA)

+86 18668175727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, we held a special meeting of the Board of Directors (hereinafter referred to as “ the meeting) in accordance with the Articles of Association, which was convened and presided over by Xinrui Wang, a member of the Board of Directors. At this meeting, the Board of Directors decided to remove Lixin Cai from the Chairman of the Board of Directors of CXJ Group Co., Ltd. (hereinafter referred to as the “Company”) and appoint Director Xinrui Wang as the new Chairman of the Board of Directors of the Company. Lixin Cai will continue to serve as the CEO of the Company.

Xinrui Wang, aged 43, graduated from Dahua Group Technical College and obtained his Fine Chemical Bachelor’s degree from University of Science & Technology, Beijing in 2002. Xinrui Wang has extensive knowledge in network optimal design, mathematical modeling and enterprises management. From June 2019 to now, He invested in CXJ Group Co., Ltd and serves as a director based on his previous years’ experience in e-commerce and was interest in automobile products manufacturing and selling.

The removal and appointment will take effect on the date of the announcement.

Regarding the above appointments, the Board believes that the appointment of a new Chairman will bring a good development for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CXJ GROUP CO., LIMITED

	By	/s/ Lixin Cai
Date: December 13, 2022	Name:	Lixin Cai
	Title:	Chairman and Chief Executive Officer